Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  February 28, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS

As the Company previously reported in its Form 10-K for the fiscal year ended September 30, 2011, in September 2011, the Company and its CEO were sued in Travis County, Texas, 126th Judicial District Court, by a shareholder, Diane McElroy, who alleges damages as a result of her alleged inability to sell shares on the open market due to restrictive legends which she alleges the defendants failed to remove in a timely manner. Mediation of this matter failed on February 28, 2012, and the matter will proceed with a trial setting of April 2, 2012. The plaintiff alleges damages of $8,500,000 for the loss of value of her stock, as well as unspecified damages for all actual economic, direct, indirect, special and incidental damages, including punitive damages and disgorgement of the alleged benefit the Company received from the sale of its own stock. While the Company denies any liability in this matter and is vigorously defending all allegations, if we do not prevail and a final judgment is rendered against us, substantially all of this claim would not be covered by insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: March 2, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer